Exhibit 10.5

English Translation

Supplement to the equity transfer agreement

This supplementary agreement was signed by the following parties in Shenzhen, China on December 18, 2020:

Party A: Qianhai Daxing Huashang (Shenzhen) Industrial Co., Ltd.

Address: 13th Floor, Block 1, Building B, Wisdom Plaza, Nanshan District, Shenzhen

Legal representative: Lin Yumin

Party B:

Party B 1: Li Yuwen

identity number:

Residence:

Party B 2: Zuo Zhipeng

identity number:

Residence:

The aforementioned Party B 1 and Party B 2 are collectively referred to as “Party B”.

Party C: Dongguan Xixingdao Technology Co., Ltd. (referred to as the “target company”)

Address: Room 301, No. 88, Jiefang Road, Humen, Humen Town, Dongguan City, Guangdong Province

Legal representative: Li Yuwen

Party D: Fortune Valley Treasures, Inc.

Address: 13th Floor, Block 1, Building B, Wisdom Plaza, Nanshan District, Shenzhen

Authorized Director: Lin Yumin

The parties signed the “Equity Transfer Agreement” on December 18, 2020. In order to further protect the legitimate rights and interests of all parties to successfully realize the purpose of the “Equity Transfer Agreement”, all parties concerned about the issue of shares stipulated in the “Equity Transfer Agreement” , Reached the following supplementary agreement:

Article 1 Issuance of stocks

1. The parties agree that within 30 working days after the completion of the settlement of this transaction, Party D will issue to Party B or its designated related parties an amount of stock corresponding to the transaction consideration. The parties agree that on the basis of the cumulative net profit of RMB 4 million committed from January 1, 2020 to December 31, 2020, D will issue shares to Party B or its designated related parties. The specific calculation standards for the amount of shares issued are as follows :

Amount of shares issued (rounded) = RMB 4 million × 15 times ÷ the average of the sum of the closing prices of the stocks in the 30 working days before the date of stock issuance ÷ he mid-price calculation of US dollar against RMB. The exchange rate is calculated based on the central parity/intermediate rate of USD against RMB announced on its official website by the State Administration of Foreign Exchange on the day of stock issuance.)

2. The parties agree that the issuance of stocks shall be carried out in accordance with the above agreed standards, and Party D shall sign relevant issuance agreements with Party B or its designated related parties. Party D shall issue the shares in proportion to Party B’s equity in the target company.

3. After Party D issues stocks in accordance with the provisions of this supplementary agreement, the stocks will be kept in the custody account. If the target company completes the performance commitment target stipulated in Article 2.5.2 (2) of the Equity Transfer Agreement, Party D shall release the above-mentioned escrow account within 30 days from the date when the performance commitment target is completed and audited and confirmed by the accounting firm. If the target company fails to complete the performance commitment target stipulated in the “Equity Transfer Agreement,” Party D shall have the right to recover the stocks valued corresponding to the unfulfilled performance part free of charge. The specific calculation standard for the recovered shares is: the amount of recovered shares = the amount of issued shares × (1-the actual amount of performance completed / RMB 4 million).

Article 2 Exemption for performance growth targets

With regard to Party B’s performance commitment target that the target company’s net profit in each fiscal year from fiscal year 2022 to fiscal year 2025 should increase by no less than 10% over the annual net profit achieved in the previous fiscal year, all parties agreed to be exempted .

Article 3 Other

1. This supplementary agreement will take effect on the day when it is signed by the authorized representatives of Party A, Party C, and Party D and affixed with the official seal and signed by Party B.

2. After this supplementary agreement becomes effective, it will become an integral part of the “Equity Transfer Agreement” and has the same legal effect as the “Equity Transfer Agreement”. Except for the clauses expressly modified in this agreement, the rest of the “Equity Transfer Agreement” shall remain fully valid. If there is any inconsistency between this agreement and the “Equity Transfer Agreement”, this supplementary agreement shall prevail, and if not mentioned in this supplementary agreement, the “Equity Transfer Agreement” shall prevail.

3. This supplementary agreement is written in Chinese in five copies, and each party holds one copy, which has the same legal effect.

(The following has no text, it is a signed page)

(The following has no text, it is the signing page of “Supplementary Agreement to Equity Transfer Agreement”)

Party A: Qianhai Daxing Huashang (Shenzhen) Industrial Co., Ltd. (seal)

Signature of legal representative or its authorized representative:

Party B (signature):

Party B (signature):

Party C: Dongguan Xixingdao Technology Co., Ltd. (seal)

Signature of legal representative or its authorized representative:

Party D: Fortune Valley Treasures, Inc. (seal)

Signature of authorized director:

Date of Signing: December 18, 2020